MEMORANDUM OF AGREEMENT


     THIS AGREEMENT made as of this 11th day of November, 1996 by and between:

          PALAWAN STAR MINING VENTURES, INC., with address at 5885 Zobel Roxas Street, Palanan, Makati, Metro Manila, Philippines, represented in this act by its duly authorized President, Higinio C. Mendoza, Jr., (hereinafter referred to as "STAR");

                                      -and-

          FENWAY   RESOURCES  LTD.,  of  #308-409  Granville   Street,
          Vancouver, British Columbia, V6C 1T2, represented in this act by its duly authorized officer H. John Wilson, (hereinafter referred to as "Fenway");

                                    WHEREAS:

A. STAR and Fenway entered into an option agreement dated June 30, 1992, as amended June 30, 1994, August 24, 1994, November 17, 1995 and June 28, 1996 and other related agreements between the parties herein (collectively the "Original Agreement"), pursuant to which STAR granted to Fenway an option to participate, with others, in a joint operation for the purpose of quarrying and mining raw materials for the production of cement, lime, clinker and all other rock and mineral products derived from the STAR Property, and to establish a cement plant for the purposes of manufacturing cement in the territory located in the Province of Palawan, Republic of the Philippines;

B. Pursuant to the terms of the Original Agreement, STAR received valuable consideration and concessions from Fenway;

C. Pursuant to the terms of the Original Agreement, a pre-feasibility study on the viability of the Palawan. Cement Project was concluded;

D. Pursuant to the terms of the Original Agreement, a Feasibility Study was prepared for Fenway, which Feasibility Study established the viability of the Palawan Cement Project;

B. After consultation with STAR, the directors of Fenway passed a director's resolution dated March 4,1996 accepting the Feasibility Study;


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F. The Philippine government, through BMG-DENR, conducted an official geological evaluation of the STAR Property, which evaluation reported a reserve of more than 1.7 billion tons of suitable cement raw materials thereon;

G. By virtue of an application made for a Mineral Production Sharing Agreement (MPSA-IV(1)-12) by STAR registered on April 20, 1992, STAR will be sole claim owner for the sole and exclusive right to and interest in the beneficial use of the STAR Property in the event the MPSA application is approved by the BMG-DENR;

H. Whereas STAR has already brought the STAR Property, in accordance with Philippine laws, within the coverage of Executive Order No. 279 which requires the execution of a Mineral Production Sharing Agreement with the Philippine government covering the said mining claims and also within the coverage of Republic Act No. 7942, otherwise known as the "Philippine Mining Act of 1995" and has applied for the MPSA as hereinafter defined;

I. Fenway is a technically and financially capable resource company in the Province of British Columbia, Canada; Fenway has advanced the necessary funds to successfully undertake among others, the activities described or Recital (C),
(D), and 13.2 (d);

J. The parties wish to restate their rights, duties and obligations with respect to the subject matter of the Original Agreement, to amend, modify and supersede the same to the extent provided herein, and to implement the activities contemplated and described under this Agreement;

NOW THEREFORE in consideration of the premises, the performance of the mutual covenants contained herein and other good and valuable consideration given by each party to the others, the receipt and sufficiency of which is hereby conclusively acknowledged, it is hereby agreed as follows:


1. ENTIRE AGREEMENT

1.1 This Agreement, when executed, constitutes the whole agreement between all the parties hereto and supersedes all the Original Agreements written, oral or otherwise, and there are no representations or warranties, express or implied, statutory or otherwise other than expressly set forth or referred to herein.


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1.2 It is  specifically  acknowledged  by the parties  hereto that the  Original
Agreement is superseded and cancelled and of no further force or effect.

1.3 This Agreement may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto.

2. INTERPRETATION

2.1 For purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:

     (a) "Acceptable Funding Commitment" means a bona fide commitment to provide the Production Funds;

     (b) "Activities" means all activities and operations relating to the STAR Property in accordance with this Agreement and within the scope and purpose of CPCC as referred to in this Agreement.

     (c) "Agreement" means this Memorandum of Agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof, and includes every Schedule or Annex attached hereto, if any;

     (d) "BMG-DENR" means the Philippine Bureau of Mines and Geo-Sciences, Department of Environment and Natural Resources;

     (e) "Business Days" means any day during which Philippine chartered banks are open for business in Metro Manila, Republic of the Philippines;

     (f) "CPCC" means Central Palawan Cement Corporation, a company to be incorporated pursuant to the laws of the Republic of the Philippines, or any successor company however formed, whether as a result of merger, amalgamation, in accordance with the terms of Paragraphs 4 and 9 of this Agreement;

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     (g)  "CPMIC"  means  Central  Palawan  Mining & Industrial  Corporation,  a
          company incorporated pursuant to the laws of the Republic of the Philippines, or any successor company however formed, whether as a result of merger, amalgamation, or other action;

     (h) "Closing Date" means the day ten (10) Business Days following the receipt of Regulatory Approval, or such other date as the parties hereto shall mutually agree;

     (i)  "Commercial Production" means:

               i) the last day of a period of forty (40) consecutive days in which Venture Products have been processed from the STAR Property at not less than 60% of its rated operating capacity; or

               ii) the last day of a period of thirty (30) consecutive days during which ore has been shipped from the STAR Property for the purpose of earning revenues, but not period of time during which ore or concentrate is shipped from the STAR Property for testing purposes, and no period of lime during which milling operations are undertaken as initial tune-up, shall be taken into account in determining the date of Commercial Production as determined by CPCC;

     (j)  "Effective Date" means June 30, 1992;

     (k)  "Exchange" means the Vancouver Stock Exchange;

     (l) "Fair Market Value" means the highest price available in the open and unrestricted market between informed, prudent parties acting at arm's length, under no compulsion to act, expressed in terms of money or money's worth;

     (m) "Feasibility Study" means the comprehensive report dated December 1995 prepared by Kilborn Engineering Pacific Ltd., which provides a definite technical, environmental and commercial base for determining the viability of the Palawan Cement Project and which was accepted by both Fenway and STAR;


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     (n)  "Fenway" means Fenway Resources Ltd., a company incorporated  pursuant to the laws of the Province of British Columbia, Canada, or any successor company however formed, whether as a result of merger, amalgamation, or other action;

     (o) "Gross Proceeds" means, for any period, the aggregate gross proceeds received by CPCC during the period from the sale of Venture Products derived from the STAR Property and any cash proceeds received during the period from the disposition of any capital assets the cost of which has been treated as an Operating Cost;

     (p) "Joint Venture" means the joint venture company to be formed as a result of this Agreement or CPCC as defined in this Agreement;

     (q) "Joint Venture Agreement" means the agreement governing the relationship among the Parties herein and as to any third-party Participant with CPCC with respect to the Palawan Cement Project, and the STAR Property, as more fully described in Paragraph 9 of this Agreement;

     (r) "MPSA" means mineral production sharing agreement MPSA-IV(1)-12, as amended, which brought the STAR Property within the coverage of Executive Order No. 279 and also under coverage of the Philippine Mining Act of 1995, and which confers upon STAR the priority right to the beneficial use of the STAR Property;

     (s) "Mining and Production Facilities" means all mines, roads, structures, buildings, machinery, equipment and other facilities necessary to mine, remove and process ores from the STAR Property and all mines and plants, including without limitation, all pits, shafts, haulageways and other underground workings and all buildings, plants, facilities and other structures, fixtures and improvements and all other property, whether fixed or moveable, as the same may exist at any time in, on or outside the STAR Property and relating to the production of Venture Products;

     (t) "Net Profits" means, for any period, the excess, if any, of Gross Proceeds for the period over the aggregate of:

               i) Operating Costs for the period;


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               ii) Operating  Costs for all previous  periods to the extent that they have exceeded Gross Proceeds from such periods and have not previously been deducted in computing Net Profits; and

               iii) such amount of cash as is required for the ensuing three month period for working capital as, in the opinion of CPCC, is required for CPCC, provided that this amount shall be added to Gross Proceeds when calculating Net Profits for the next ensuing period;

     (u) "Operating Costs" means, for any period, all costs, expenses, obligations, liabilities and charges of whatsoever kind and nature incurred or chargeable, directly or indirectly, by CPCC, after commencement of Commercial Production in connection with CPCC during the period, which costs, expenses, obligations, liabilities and charges shall include, without limiting the generality of the foregoing, the following:

               i) all costs of or related to CPCC;

               ii) all costs of or  related  to the  quarrying,  processing  and
          marketing  of  Venture   Products   including,   without   limitation,
          transportation, storage, commissions, royalties and/or discounts;

               iii) all costs of or related to providing and/or operating employee facilities, including housing;

               iv) all duties, charges, levies, royalties, taxes (excluding any act of legislation which taxes the income of the parties hereto individual) and other payments imposed upon or in connection with CPCC by any government or municipality or department or agency thereof;

               v) all actual costs of CPCC for providing technical, management and/or supervisory services, the intent being that CPCC will neither realize a profit nor suffer a loss as a result of its management activity;

               vi) all costs of consulting, legal, accounting, insurance and other services;

               vii) all interest expenditures incurred after commencement of Commercial Production;

               viii) all costs of construction, equipment and mine development after commencement of Commercial Production;

               ix) all costs for pollution control, reclamation or any other similar costs incurred or to be incurred by CPCC;



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               x) any cost or expense incurred or to be incurred relating to the termination of this Agreement;

except where specific provision is made otherwise,  all Operating Costs shall be
determined  in  accordance  with  generally   accepted   accounting   principles
consistently applied;

     (v) "Original Agreement" means the option agreement dated June 30, 1992, the amended option agreements dated June 30, 1994, August 24, 1994, November 20, 1995 and June 28, 1996 and other related agreements between the parties herein. -


     (w) "Palawan Cement Project" means the joint operation for the purposes of, without limitation:

               i) quarrying and mining raw materials for the production of cement, lime, clinker and all other rock and mineral products derived from the STAR Property; and

               ii) manufacturing cement from raw materials extracted from the STAR Property;

     (x) "Participant(s)" means a Filipino third party or parties, acceptable to Fenway, which party or parties shall provide Production Funds;

     (y) "Party or Parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement;

     (z) "Philippine Mining Act of 1995" means Republic Act No. 7942 of the government of the Philippines;

     aa) "Production Funds" means the funds required in order to finance the Palawan Cement Project, from sources whether domestic or foreign, which Production Funds are to be obtained by Fenway, at its sole discretion;


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     ab)  "Regulatory  Approval" means filing and approval of mineral agreements and their transfer or assignment as provided for in Sections 29 and 30 of Republic Act No. 7942 enacted by the Philippine legislature in 1995 and as contemplated. in this Agreement as well as approval of this Agreement by all Regulatory Authorities.

     ac)  "Regulatory   Authorities"   means  both  the  Philippine   Regulatory
          Authorities and the British Columbia Regulatory Authorities;

               (i) "British Columbia Regulatory Authorities" means the Exchange and, where applicable, the British Columbia Securities Commission.

               (ii) "Philippine Regulatory Authorities" means the BMG-DENR, the Philippine Securities and Exchange Commission, local government units and any governmental authorities located in the Republic of the Philippines;

     ad) "Schedules" means those schedules attached hereto and forming part of this Agreement which are more particularly described as follows:

                 Schedule "A": Description of the STAR Property

     ae) "STAR" means Palawan Star Mining Ventures Inc., a company incorporated pursuant to the laws of the Republic of the Philippines, or any successor company however formed, whether as a result of merger, amalgamation, or other action;

     af) "STAR Property" means all existing mining claims and rights/quarrying rights, mining right applications and Mineral Production Sharing Agreements as defined in Republic Act 7942 (Philippine Mining Act of
          1995) covering 4,941 hectares of land and more particularly described in Schedule "A" hereto and all tenures in substitution or replacement therefor including, without restricting the generality, all rights to enter upon the STAR Property, explore, develop and remove any minerals therefrom;


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     ag)  "Venture  Products"  means all ores,  minerals,  concentrates or other products mined or produced from the STAR Property and without limitation, all products produced by CPCC.

2.2 The words "paragraph", "subparagraph", "herein", "hereof' and "hereunder" refer to the provision of this Agreement.

2.3 The headings are for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any portion hereof

2.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and in accordance with the rules and guidelines of the governing Regulatory Authorities, if applicable; PROVIDED that the laws of the Republic of the Philippines shall govern all matters relating to the transfers of the interests provided for in this Agreement as well as the development and operation of the joint venture company.

2.5 A reference to a statute includes all regulations made pursuant thereto, all amendments to such statute or regulations enforced from time to time and any statute or regulation which supplements or supersedes such statute or regulation.

2.6 Wherever the singular or masculine are used throughout this Agreement, the same shall be construed as being the plural or feminine or neuter when the context so requires.

2.7 All accounting terms not defined in this Agreement shall have those meanings generally ascribed to them in accordance with generally accepted accounting principles, applied consistently.

2.8 All currency referred to herein is currency of the United States of America, unless otherwise stated.

3. TRANSFER

3.1 Upon and subject to the terms and conditions of this Agreement, STAR hereby agrees to transfer and set over to CPCC (the "Transfer") the STAR Property and the MPSA or any application thereof, in such form and by way of instruments authorized by the


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Philippine  Mining Law of 1995; to have and to hold the same,  together with all benefit and advantage to be derived therefrom.

3.2 The rights of the parties hereto may only be assigned with the prior written consent of the other party hereto and with the approval of the Regulatory Authorities, if required.

4. CENTRAL PALAWAN CEMENT CORPORATION

4.1 Upon receipt of the Environmental Compliance Certificate (ECC) (as defined in RA 7942) and the mandate to Fund, CPCC shall be incorporated as a new Philippine company, the sole purpose of which shall be to act as operator of the Joint Venture to undertake the Palawan Cement Project and to hold all of the rights and interests of STAR and Fenway in and to the STAR Property, including the MPSA for the benefit of the parties hereto and the Participant(s).

4.2 The equity of CPCC shall be owned by Fenway (as to 40%), the Participant(s) (as to 50%) and CPMIC (as to 10%).

4.3 The terms and principles governing the operation of CPCC shall be as set forth in Paragraph 9 hereof

5. CONSIDERATION

5.1 Subject to Paragraph 5.2 hereof, as consideration for the Transfer, Fenway hereby agrees to issue to STAR non-transferable share purchase warrants to purchase, either in whole or in part, up to an aggregate of 2,000,000 common shares of Fenway (the "Shares") on the following basis (the "Warrants"):

     (a) 1,000,000 Shares, exercisable at a price of Canadian $4.00 per Share, at any time on or before two (2) years from the date of receipt of the necessary Environmental Compliance Certificate (the "Certificate") from the Philippine Regulatory Authorities;

     (b) 1,000,000 Shares, exercisable at a price of Canadian $5.00 per Share, at any time one (1) year from the date of exercise of the Warrant referred to in Paragraph 5.1(a) above.


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5.2 It is expressly understood that the Warrants referred to in Paragraph 5.1(a)
and (b) hereof may not be exercised by STAR until such time as Fenway has received the Acceptable Funding Commitment.

5.3 Commencing upon receipt of the Production Funds, CPCC shall make maintenance payments to STAR, in the amount of CDN$100,000 per annum (the "Maintenance Payments"), such payments to be paid quarterly commencing ten (10) days after the end of CPCC's first quarterly period ended, or as otherwise mutually agreed between STAR and Fenway.

5.4 It is hereby expressly acknowledged that a total of 100,000 shares of Fenway were previously issued to STAR by Fenway, which shares were issued by Fenway to STAR pursuant to the terms of the Original Agreement.

6. ROYALTY

6.1 If CPCC commences Commercial Production from the STAR Property, STAR shall be entitled to receive and CPCC shall pay to STAR a royalty equal to $0.35 per tonne of raw materials extracted from the STAR Property (the "Royalty").

6.2 Subject to the provisions of Paragraph 5.3 hereof, CPCC shall be under no obligation whatever to place the STAR Property into Commercial Production and, in the event it is placed into Commercial Production, CPCC shall have the right at any time to curtail or suspend such production as it, in its absolute discretion, may determine.

6.3 The Royalty payable to STAR hereunder shall be paid quarterly commencing thirty (30) days after the end of CPCC's first quarterly period ended, or as otherwise mutually agreed between STAR and Fenway, the records relating to the calculation of such Royalty during that quarterly period shall be audited and any adjustments shall be audited and any adjustments shall be made forthwith and the audited statements shall be delivered to STAR who shall have sixty (60) days after receipt of such statements to question in writing the accuracy and failing such question, the statements shall be deemed correct. All taxes on royalties shall be the sole responsibility of STAR.

6.4 STAR or its representatives, duly appointed in writing, shall have the right at all reasonable times, upon written request, to inspect those books and financial records of



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CPCC  as are  relevant  to the  determination  of the  Royalty  and,  at its own expense, to make copies thereof

7. CONDITIONS PRECEDENT

7.1 Fenway shall within thirty (30) days of the date of this Agreement, commence an Environment Impact Assessment ("EIA') at its own cost.

7.2 Closing (as hereinafter defined) shall be conditional upon:

     (a)  receipt by STAR and Fenway of an acceptable ECC;

     (b)  the acceptance of the Acceptable Funding Commitment by Fenway;

     (c) signing and execution of a Joint Venture Agreement in accordance with the terms and conditions in Articles 4 and 9 of this Agreement.

     (d) the incorporation of CPCC pursuant to the laws of the Republic of the Philippines;

     (e) submission by STAR of proof of the government approvals for the transfer of the STAR Property including the MPSA, or any application thereof, to CPCC;

8. THE CLOSING

8.1 Completion (the "Closing") of the transactions contemplated by this Agreement shall take place on the Closing Date, or such other date as the parties hereto shall mutually agree, and shall take place at the offices of STAR as set out on Page 1 of this Agreement.

8.2 Subject to the terms and conditions of this Agreement, on Closing STAR will execute and deliver to CPCC the following:


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     (a)  a deed of  assignment,  or other  necessary  documents,  in recordable form, to absolutely transfer and vest the STAR Property and the MPSA or any application for an MPSA over the STAR Property, to CPCC;

     (b) evidence that the transfers, including the MPSA, is validly existing and approved in accordance with the Philippine Mining Act of 1995;

     (c) a certified true copy of the resolutions of the directors and stockholders of STAR approving this Agreement, the transactions contemplated under this Agreement and the authorized signatories;

     (d) a certified true copy of the last audited financial statements of STAR.

     (e) submission of evidence of Philippine Regulatory Approvals from the proper Philippine Regulatory Authorities.

8.3 Subject to the terms and conditions of this Agreement, on the Closing Date, Fenway will execute and deliver to STAR or to a Trustee, the following:

     (a) evidence of Regulatory Approval from British Columbia Regulatory Authorities;

     (b)  the Warrants referred to in Paragraph 5.1(a) and (b) hereof

     (c) a certified true copy of the last audited financial statements of Fenway.

9. JOINT VENTURE

                                Formation of CPCC

9.1 Prior to Closing Date, the parties hereto agree to sign and conclude with a suitable Participant(s) a Joint Venture Agreement leading to the formation of [CPCC,] the Joint Venture [corporation in accordance with Paragraphs 4 and 9 of this Agreement.]

9.2 The parties agree that the relationships between themselves and the Participant(s) in CPCC will be governed in accordance with the terms of a full and formal joint venture operating agreement, which will be drawn and finalized by the parties and the Participant(s)


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acting in good faith,  which  agreement  shall cover all terms and conditions of
CPCC (the "JV Agreement").

9.3 In addition to the provisions set out in this Paragraph 9, the Joint Venture Agreement shall also set out terms governing the following:

     (a)  rights  of  first   refusal  with  respect  to  the   disposition   of
          participating interests in CPCC;

     (b) rights and limitations with respect to the assignment of participating interests in CPCC;

     (c)  default and termination.

                              Contributions to CPCC

9.4 STAR shall, by way of the Transfer of the STAR Property including the MPSA to CPCC, thereby effectively contribute the STAR Property to CPCC.

9.5 Fenway and the Participant(s) will provide CPCC with the funds necessary to finance CPCC.

9.6 CPCC will fund each Approved Program and Budget.

9.7 All funds expended with respect to the STAR Property after the formation of CPCC shall be required to be made by CPCC.

                                Purposes of CPCC

9.8 CPCC shall have the following scope and primary and secondary purposes:

     (a) exploring for and developing ores, minerals and other products from the STAR Property, including opening, developing and operating mines and/or quarries on the STAR Property;

     (b)  processing   (including   beneficiating,    leaching,   concentrating,
          smelting, refining or otherwise treating) ores, minerals or other products mined or


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          produced from the STAR Property for the purposes,  without limitation, of producing Venture Products;

     (c) designing, engineering, constructing and operating Mining and Production Facilities to mine and remove ores, minerals or other products from the STAR Property and to process such ores, minerals or other products mined from the STAR Property into Venture Products;

     (d)  marketing, selling and delivering Venture Products;

     (e) performing any other operation or activity necessary, appropriate or incidental to any of the foregoing.

9.9 Unless the parties otherwise agree, CPCC shall be limited to its stated scope and purposes and nothing in this Agreement shall be construed as to enlarge the stated scope and purposes of CPCC.

                               Board of Directors

9.10 The affairs of CPCC will be governed by the direction and control of a Board of Directors (the " Board") to be comprised of ten (10) members with the following representation:

     (a)  From Fenway:                  40% of total representatives

     (b)  From the Participant(s):      50% of total representatives

     (c)  From CPMIC:                   10% of total representatives

9.11 Voting will be on the basis of one (1) vote for each representative and, unless otherwise provided, a decision or an action of the Board will require the concurrence of at least six (6) representatives.


                                   Page -15-
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                                    Operator

9.12 CPCC will be the operator of the Joint Venture.

                          Approved Programs and Budgets

9.13 All activities will be performed under programs and budgets approved in advance by the Board of Directors ("Approved Programs and Budgets"). The Board of Directors will meet initially to approve a program and budget for each calendar quarterly period as may be necessary in order to have each program and budget approved by at least one (1) month prior to the date of implementation.

                            Interests in Net Profits

9.14 Participation in the Net Profits of CPCC shall be as follows:

     (a)  to Fenway, 40% of Net Profits derived from the STAR Property;

     (b)  to the  Participant(s)  50% of  Net  Profits  derived  from  the  STAR
          Property.

     (c)  to STAR, 10% of Net Profits derived from the STAR Property.

9.15 Any party may, at any time upon notice in accordance with the notice provisions of this Agreement, surrender all or a portion of its interest in Net Profits to the other parties by giving those parties notice of surrender.

10. RIGHTS OF FENWAY PRIOR TO CLOSING

10.1 At all times from the Effective Date until the Closing Date, Fenway, its employees, agents and independent contractors shall, subject to STAR giving prior notice to the proper authorities, have the sole and exclusive right to:

     (a)  to enter upon the STAR Property with full rights of access and egress;

     (b) to carry on all such other exploration activities including, without limitation, the right to remove from the STAR Property, minerals,


                                   Page -16-
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          metals,  broken  rock,  samples,  bulk  samples and other  material as
          Fenway deems necessary or desirable to asses's the potential of the STAR Property and the recoverability of ore and minerals therefrom.

11. COVENANTS

          11.1 At all times during the currency of this Agreement, STAR shall:

     (a) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of Fenway and CPCC hereunder;

     (b) continue to make available to Fenway and its representatives all records and files relating to the STAR Property and will permit Fenway and its representatives at their own expense to take abstracts therefrom and make copies thereof;

     (c) prior to the incorporation of CPCC with all government agencies and institutions, at Fenway's expense, obtain all government incentives which may be available for the Palawan Cement Project, obtain all rights from landholders or any other rights holders as well as required licenses, work permits and other necessary documents to develop the STAR Property for the Palawan Cement Project with the involvement of foreign partners, secure, without limitation, water rights, plant site, pier site and warehouse site, from national and local Philippine governments;

     (d) prior to, during and after incorporation of CPCC and the Transfer, promptly provide Fenway and/or CPCC with any and all notices and correspondence from government agencies in respect of the STAR Property;

     (e) obtain the approval of the Philippine Regulatory authorities to this Agreement where necessary; use its best efforts to expeditiously assist Fenway in doing all things reasonably required to obtain the acceptance of the British Columbia Regulatory Authorities to the terms of this Agreement;

     (f) cooperate fully with Fenway and/or CPCC in obtaining any additional rights on or related to the STAR Property as Fenway deems desirable;

     (g) immediately notify Fenway and/or CPCC of any claims, actions, demands of a civil, legal or judicial nature, filed against STAR in respect of the STAR Property as well


                                   Page -17-
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as disclose any  anticipated  litigation  or adverse  claims as set forth in the representations and warranties provision of this Agreement.

     (h) maintain in good standing all the rights comprising the STAR Property such as but not limited to the mineral claims and rights, renewals and continuances thereof, by the doing and filing of any assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in that regard and in order to keep the STAR Property free and clear of all liens and encumbrances;

11.2 At all times during the currency of this Agreement, Fenway shall:

     (a) not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of STAR and CPCC hereunder;

     (b) conduct all work on or with respect to the STAR Property in a careful and minerlike manner, including any reclamation work required in respect of work performed by Fenway on the STAR Property, and in accordance with the applicable laws;

     (c) permit STAR and its representatives, duly authorized by STAR in writing, at their own risk and expense access to the STAR Property at all reasonable times and to the records prepared by Fenway in connection with work done on or with respect to the STAR Property;

     (d) at its own expense, carry out any environmental cleanup which might be required as a result of work performed by Fenway on the STAR Property;

     (e) obtain and maintain for itself and cause any contractor engaged hereunder to obtain and maintain during any period in which active work is out hereunder, adequate insurance and worker's compensation coverage, if applicable;

     (f) use its best efforts to assist STAR in doing all things reasonably required to obtain the approval of the Philippine Regulatory Authorities to the terms of this Agreement;

     (g) promptly provide STAR with any and all notices and correspondence from government agencies in respect of the STAR Property;

     (h) cooperate fully with STAR in obtaining any additional rights on or related to the STAR Property as STAR deems desirable;


                                   Page -18-
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     (i)  immediately  notify STAR of any claims,  actions,  demands of a civil, legal or judicial nature, filed against Fenway in respect of the STAR Property;

     (j) obtain the Production Funds;

12. DEFAULT AND TERMINATION

12.1 It is an event of default ("Default") if:

     (a) the Production Funds are not received by Fenway by not later than the close of business (Vancouver time) on June 30, 1997, unless otherwise extended by the parties hereto in writing;

     (b) either Fenway or CPCC fail to make any of the payments as and when required pursuant to the terms hereof, or under any documents delivered in connection herewith, except for the consideration in Par. 5.1 (a) which has been paid through a Trustee;

     (c) STAR fails to take reasonable action to prevent or defend assiduously, any action or proceeding which claims:

          i)   possession;

          ii)  sale;

          iii) foreclosure;

          iv)  the  appointment  of  a  receiver  or   receiver-manager  of  the
               Company's assets; or

          v)   forfeiture or termination;

     of the STAR Property.

     (d) any party becomes bankrupt or commits an act of bankruptcy or if a receiver or receiver-manager of its assets is appointed or makes an assignment for the benefit of creditors or otherwise;

     (e) any party is unable or unwilling or otherwise fails to perform their obligations as and when required hereunder; or

     (f) if Fenway and STAR mutually consent in writing to the termination hereof.


                                   Page -19-
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MEMORANDUM OF AGREEMENT
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12.2 Subject to the provisions hereof, a notice of Default by the non-defaulting party must be given to the defaulting party pursuant to the notice provisions of this Agreement within thirty (30) days of the time when the non-defaulting party is made aware of the event of Default and the defaulting party shall have ninety
(90) days from the notice of Default to cure such Default.

12.3 In the event that the defaulting party does not cure such Default within the time provided for in Paragraph 12.2 hereof, then this Agreement shall terminate forthwith and absolutely unless otherwise agreed to between the parties.

12.4 In the event of a Default by Fenway, STAR shall have the right to obtain its own financing to ensure the construction and/or operation of the cement plant and/or the quarry, provided that Fenway shall first be reimbursed by STAR and its stockholders for all of its costs and expenses, advances and loans to STAR or any of its stockholders or officers to the date of Default.

12.5 In the event of a material breach of the terms of this Agreement or of the warranties, covenants and representations contained herein by either of the parties hereto it shall be open to the aggrieved party to seek its remedy in damages and it also shall be open to the parties to rescind the terms of this Agreement upon the terms as herein set forth.

13. REPRESENTATIONS AND WARRANTIES

13.1 Each of the parties represents and warrants to the other that:

     (a) it is a company duly incorporated, organized and validly subsisting and in good standing under the laws of its incorporating jurisdiction and that it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement;

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;


                                   Page -20-
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     (c) neither the  execution  and delivery of this  Agreement  nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with or result in any breach of or accelerate performance under any covenants or agreements or constitute a default, or result in the creation of any encumbrance under the provision of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to be which it is subject;

     (d) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary corporate action on its part and will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constitutive documents;

     (e) except for the approval of this Agreement by the Exchange, if required, there are no consents, approvals or conditions precedent to the signing and execution of this Agreement which have not been obtained;

     (f) no proceedings are pending, and the parties are unaware of any basis for the institution of any proceedings leading to their respective dissolution or winding up, or the placing of each of them in bankruptcy or any other laws governing the affairs of insolvent corporations.

13.2 STAR hereby represents and warrants to Fenway that:

     (a) it is, and will be at Closing, the 100% recorded and beneficial owner of the STAR Property including all MPSAs or applications for MPSAs found thereon and has the exclusive right to enter into this Agreement and all necessary authority to dispose of its interests in and to the STAR Property in accordance with the terms of this Agreement. Further, STAR received warranties that in the event of a change in the composition of stockholders of STAR, it will promptly notify Fenway in writing;

     (b) other than a royalty payable to the Republic of the Philippines, no stockholder of STAR, other person, firm, corporation or entity has any proprietary or possessory interest in the STAR Property including the MPSA or applications for an MPSA other than STAR and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates, or any such other products removed from the STAR Property;


                                   Page -21-
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     (c) there are no actual,  pending or threatened  actions,  suits; claims or proceedings regarding the STAR Property or any basis therefor of which it is aware;

     (d) the STAR Property is accurately described in Schedule "A" to this Agreement. As a result of advances made by Fenway, the STAR Property and all interests related thereto have been duly and validly staked, located, recorded and registered in accordance with all applicable laws of the Philippines and all such interests are free and clear of all liens, charges, encumbrances and third party interest whatsoever;

     (e) the corresponding licenses and permits covering the STAR Property and all interests therein including the MPSAs or any applications thereof have been duly and validly issued pursuant to the mining laws of the Republic of the Philippines and are in good standing by the proper doing and filing of assessment work and the payment of all fees, taxes and rentals in accordance with the requirements of the mining laws of the Republic of the Philippines and the performance of all other actions necessary in that regard; Provided however, that in the case of the MPSA-IV-(I)12 application, STAR and its stockholders and successors-in-interest undertake to procure approval from the proper authorities as set forth in Section 7.2 (e);

     (f) conditions on and relating to the STAR Property and operations conducted thereon by or on behalf of STAR are in compliance with all applicable laws, regulations or orders;

     (g) at the date hereof, there are no outstanding orders or directions relating to environmental matters requiring any compliance, work, repairs, construction or capital expenditures with respect to the STAR Property and the conduct of the operations related thereto, nor has STAR received any notice of same;

     (h) it has delivered and will continue to deliver to Fenway all available geological information in its possession or control relating to the STAR Property and copies of all available permits, permit applications and applications for exploration and exploitation rights respecting the STAR Property;

     (i) it is not aware of any fact or circumstance which makes the representations and warranties in this Agreement incomplete, inaccurate, misleading and untrue or which would likely affect the decision of Fenway to enter into this Agreement.



                                   Page -22-
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MEMORANDUM OF AGREEMENT
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     (j) it undertakes to cause its stockholders,  directors, officers, assigns, successors-in-interest and all relatives or third parties who may have any interest in the subject matter Area of Interest referred to in paragraph 15 which conflicts with the interest of the Palawan Cement Project, to sell their interest to CPCC at original acquisition cost.

     (k) it is prohibited from selling, disposing, transferring, or creating any encumbrance on any interest or rights in the STAR Property;

     (l) it obtained advise of counsel with respect to its rights and obligations herein

13.3 Fenway hereby represents and warrants to STAR that Fenway will allot and issue the Shares free of all liens, claims, charges and encumbrances whatsoever upon exercise of the Warrants.

13.4 The representations and warranties hereinbefore set out are conditions upon which the parties have relied in entering into this Agreement and shall be true and correct on the Closing Date and shall survive after the Closing Date.

13.5 Except for fraud and gross negligence, each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

13.6 The parties acknowledge and agree with each other that they have entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement and that no information which is now known or which may hereafter become known to the parties shall limit or extinguish the right to indemnify hereunder and in addition to any other remedies it may pursue; PROVIDED that Fenway may deduct the amount of any such loss or damage from any amounts payable by it or CPCC to STAR hereunder.

13.7 The parties shall each give all undertakings and assurances and shall each make such filings as are reasonably required by the Regulatory Authorities as a condition of any approval contemplated by this Agreement. All such undertakings, assurances and filings shall be prepared at Fenway's sole expense.


                                   Page -23-
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14. DELIVERY OF INFORMATION

All data and information regarding the STAR Property coming into the possession of any party under this Agreement shall be disclosed to the other parties.

15. AREA OF INTEREST

     STAR, its stockholders, directors, officers, assigns, successors-in-interests including its nominees (the "Others"), hereby agree that the Area of Interest shall cover a radius of three (3) kilometers from the outside boundaries of the STAR Property and the Plant Site (the "Area of Interest") and shall be subject to paragraph 13.2 (j) of this Agreement.

16. RELATIONSHIP OF THE PARTIES

16.1 The rights, duties, obligations and liabilities of the parties shall be several and not joint.

16.2 No party shall, except when required by this Agreement or by any law, by-law, ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of the other party for any purpose.

16.3 This Agreement shall not be construed so as to render the parties liable as partners or as creating a mining, commercial or other partnership, or as imposing upon any party any obligation or liability to the other party hereto other than with respect to CPCC.

16.4 Without consulting the other party, both parties shall have the right independently to engage in and receive full benefits from business activities which are not in any way in conflict with, adverse to, or in competition with CPCC. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of the parties and all parties shall not be obliged to the other parties with respect to any opportunity to acquire any mineral property available to it:

     (a)  outside the boundaries of the Area of Interest at any time; or

                                   Page -24-
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     (b) within the boundaries of the Area of Interest after the  termination of this Agreement.

17. TERM

17.1 The corporate life of the Joint Venture company shall be for fifty (50) years, renewable at the option of CPCC for further fifty (50) year period.

17.2 If any right, power or interest of any part of the STAR Property would violate the rule against perpetuities then such right, power or interest shall continue for as long as may be permitted by Philippine law.

18. REGULATORY AND OTHER CONSIDERATIONS

18.1 It is hereby expressly acknowledged that Fenway is a company subject to the discretionary jurisdiction of the British Columbia Regulatory Authorities and that this Agreement may be subject to the prior approval of such British Columbia Regulatory Authorities.

18.2 It is also hereby expressly acknowledged that STAR is a company subject to the discretionary jurisdiction of the Philippine Regulatory Authorities and that this Agreement may be subject to the prior approval of such Philippine Regulatory Authorities.

18.3 This  Agreement  is  subject to both  Canadian  and  Philippine  Regulatory
Authorities and may be subject to the prior approval of such Regulatory Authorities.

18.4 The parties will file all such notices, agreements, forms or reports with the proper Regulatory Authorities as may be necessary in furtherance of the transaction contemplated herein, and shall supply copies of all such notices, agreements, forms or reports as filed with the proper Regulatory Authorities for the corporate files of Fenway and STAR, as the case may be. Any such notice shall be made in accordance with the notice provisions of this Agreement.

19. CONFIDENTIAL INFORMATION


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MEMORANDUM OF AGREEMENT
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     No  information  furnished  by the  parties  hereunder  in  respect of this
Agreement shall be published by either party without the prior written consent of the other party hereto, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable laws of the Regulatory Authorities.

20. ARBITRATION

20.1 The parties hereto agree to refer any dispute arising between the parties hereunder, as to .interpretation of any provisions of this Agreement, to binding arbitration (the "Arbitration")

20.2 All disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including any issue as to this Agreement's validity or enforceability, or for the construction, termination or breach thereof, shall be decided amicably by the Parties. If such dispute, controversy or difference cannot be amicably settled within thirty (30) calendar days of notice by one Party to the other, the matter shall be finally settled by arbitration conducted in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce.

20.3 The place of the arbitration shall be Vancouver, Canada.

20.4 The Parties together shall appoint one (1) arbitrator and if they are unable to agree upon the appointment of a single arbitrator within fourteen (14) calendar days from receipt of the arbitration notice, each of the Parties shall appoint one (1) arbitrator within twenty-one (21) calendar days of receipt of the arbitration notice. The two (2) arbitrators thus appointed shall appoint a third arbitrator within thirty-five (35) calendar days from receipt of the arbitration notice and the third arbitrator thus shall be a lawyer experienced in matters of international, financial and commercial matters and without affiliation of any kind to any of the Parties.

20.5 The board of arbitration shall not be required to observe judicial formality and shall not be bound by strict rules of evidence. The board of arbitration shall render its award applying commercially reasonable principles consistent with the terms of this Agreement and shall have the authority to include in such award a decision binding upon the Parties, enjoining them to take or refrain from taking specific action with respect to the matter in dispute or disagreement The arbitration award shall be issued in Vancouver, Canada and shall be agreed by each Party to be a foreign arbitral award in respect of the Philippines.


                                   Page -26-
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The award of the board of arbitration shall be final and binding on the Parties.
The costs of arbitration shall be borne in accordance with the determination of the board of arbitration. Except in the case of termination, the Parties shall continue to perform all their obligations under this Agreement pending the arbitration award.

20.6 All communications and testimonies, whether oral or written, during the arbitration proceedings shall be in the English language.

20.7 The arbitral award may be enforced by proceedings in any court having jurisdiction over any of the Parties. If enforcement is sought in the Philippines, the award shall be enforced by judgement of the Regional Trial Court of Makati City only. In this connection, the Parties agree to submit themselves to the jurisdiction of the proper court for a non-arbitrable dispute, or if enforcement of the arbitral award is sought.

21. BINDING EFFECT & ASSIGNMENT

21.1 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns, except as otherwise expressly provided herein.

21.2 STAR may not assign this Agreement or grant any participation without the prior written consent of Fenway.

23. EXPENSES

     Each party will be responsible for and bear its own costs and expenses, including legal fees, whether or not the transaction contemplated by this Agreement is completed or not.

23. NOTICE

23.1 All notices, requests, payments, demands or directions to the parties hereto shall be in writing and delivered or sent by registered mail postage prepaid, or by telex, telecopy, telegram or cable addressed to the parties hereto at their addresses set out on the first page of this Agreement, or to such other address(es) as may be specified by one party to the other in a notice given in the manner herein provided. Any notice, request, demand or direction



                                    Page -27-
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given in such manner shall be deemed to have been  received by the party to whom it is given.

     (a) On the 7th business day following the mailing thereof, if sent by registered mail;

     (b)  On the 2nd business day following delivery,  if personally  delivered;
          or

     (c) On the business day following the transmittal thereof, if sent by telex, telecopy, telegram or cable.

23.2 If normal mail service, telex service or telegraph service is interrupted by strike, slowdown, force majeure or other cause, then any notice, request, demand or direction sent by the impaired means of communication will not be deemed to be received until actually received, and the party sending the notice, request, demand or direction shall utilize any other such services which have not been interrupted or shall deliver such notice, request, demand or direction in order to ensure prompt receipt thereof;

24. FORCE MAJEURE

24.1 In the event that any party is delayed or hindered in the performance of their obligations hereunder by force majeure, this Agreement shall remain in suspense until the cause thereof has ceased to delay or hinder performance. For purposes of this Agreement, but not by way of limitation, force majeure shall mean any cause beyond the reasonable control of the party liable to perform, and shall include strikes, lockouts, civil commotion, riot, war, threat of or preparation for war, fire, explosion, sabotage, storm, flood, earthquake or other natural disaster.

24.2 Any party hereto claiming suspension of its obligations as aforesaid shall promptly notify the other parties to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the said notice insofar as it is reasonably able so to do and as soon as possible; Provided that the terms of settlement of any labor disturbance or dispute, strike or lockout shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof, and that said party shall not be required to accede to the demands of its opponents in any such labor disturbance or dispute, strike, or lockout solely to remedy or remove the force majeure thereby constituted.


                                   Page -28-

PALAWAN STAR - FENWAY
MEMORANDUM OF AGREEMENT
--------------------------------------------------------------------------------


25. WAIVER

25.1 No consent or waiver, express or implied, by any party to or of any breach or default by the other party of any or all of its obligations under this Agreement will:

     (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this Paragraph;

     (b) be relied upon as a consent or waiver to or of any other breach or default of the same or any other obligation;

     (c)  constitute a general waiver under this Agreement; or

     (d) eliminate or modify the need for a specific consent or waiver pursuant to this Paragraph in any other or subsequent instance.

25.2 In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall to the extent practicable not affect the validity of this Agreement.

26. GENERAL PROVISIONS

26.1 All parties hereto will, from time to time, at the request of the others, execute and deliver all such other and additional instruments, notices, releases, agreements, undertakings or other required documents and shall do all such other acts and things as may be reasonably necessary to more frilly assure the carrying out of the intent and purpose of the terms of this Agreement

26.2 Time is of the essence of this Agreement.

26.3 The parties acknowledge that although this Agreement was prepared by Sobolewski Anfield acting as counsel to Fenway, STAR, throughout the discussions and negotiations between the parties has been advised by independent legal counsel with respect to its rights and obligations under this Agreement.


                                   Page -29-

PALAWAN STAR - FENWAY
MEMORANDUM OF AGREEMENT
--------------------------------------------------------------------------------


26.4 The governing law of this Agreement shall be the laws of British Columbia, Canada.

27. EXECUTION

27.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The Parties may each execute this Agreement by signing any such counterpart.

27.2 A facsimile copy of this Agreement shall be considered as an original and shall, in all respects, be legally binding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



    PALAWAN STAR MINING                    FENWAY RESOURCES LTD.
      VENTURES, INC.

By:                                     By:



/s/ HIGINIO C. MENDOZA, JR.                 /s/ H. John Wilson
---------------------------             ---------------------------
  Higinio C. Mendoza, Jr.                     H. John Wilson
         President                            President & CEO







                                   Page -30-

PALAWAN STAR - FENWAY
MEMORANDUM OF AGREEMENT
--------------------------------------------------------------------------------


The Corporate Seal of

PALAWAN STAR MINING

VENTURES, INC.

was hereunto affixed in the

presence of:




----------------------------------





The Corporate Seal of

FENWAY RESOURCES LTD.

was hereunto affixed in

the presence of:



/s/ [ILLEGIBLE]
----------------------------------


                                   Page -31-

PALAWAN STAR - FENWAY
MEMORANDUM OF AGREEMENT
--------------------------------------------------------------------------------


                                 ACKNOWLEDGMENT


REPUBLIC OF THE PHILIPPINES)
MAKATI, METRO MANILA       ) S.S.

     Before me on the NOV 11 1996 th of October 1996 in Makati, Metro Manila, personally appeared the following:


     Name                          CTC / Passport          Date & Place of Issue
Higinio C. Mendoza, Jr. for:
PALAWAN STAR MINING
  VENTURES, INC.


H. John Wilson for:
FENWAY RESOURCES LTD.              FV908355                 Vancouver, Canada
                                                               8 March 93


to me known and known to me to be the same persons who executed the foregoing Memorandum of Agreement consisting of 32 pages, including this page, and they acknowledged to me that the same is their free and voluntary act and deed and the free and voluntary act and deed of the corporations they respectively represent.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the date and at the place abovewritten.


                                        /s/ SUSANA C. FONG
                                        -----------------------------
                                        Susana C. Fong
                                        Notary Public
                                        until 31 December 1997
                                        PTR No 0276071
                                        IBP #405858



Doc. No. 169;
Page No. 055;
Book No. IV;
Series of 1996.


                                   Page -32-

                                  SCHEDULE "A"

                           Description of the Property


                                                                 Acquisition
                         Name of        No. of    Date           Date by
Name of Claimowner       Claims         Claims    Registered     Star
------------------       -------        ------    ----------     -----------

PALAWAN STAR
MINING VENTURES, INC.         MPSA-IV(1)-12       April 20, 1992









--------------------------------------------------------------------------------


Technical Description


Location          :      Barangay Pinaglabanan
                         Municipality of Quezon
                         Province of Palawan
                         Philippines

Gegraphic
Coordinates &
Shape             :      Longitude   117(degree)58'00"  to 118(degree)05'30"
                         Latitude      9(degree)10'00"  to   9(degree)16'30"

                         See attached map.

Size              :      4,941 Hectares